UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 1, 2009
Date of Report (Date of earliest event reported)

AQUA SOCIETY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50163	52-2357931
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Konrad - Adenauer Strasse 9-13
45699 Herten, Germany
(Address of principal executive offices)	(Zip Code)

011-49-6031-791-760
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of New Officer and Director

Effective September 1, 2009, Aqua Society, Inc. (the “Company”) appointed Frank Iding as its new Chief Financial Officer and Treasurer and as a member of the Company’s Board of Directors. Mr. Iding replaces Hubert Hamm as the Company’s Chief Financial Officer and Treasurer. Mr. Hamm continues to act as the Company’s Chief Executive Officer, President and Secretary as well as on the Company’s Board of Directors.

Mr Iding has been Managing Director of Prescience AG since 2007 and Joint Managing Director of Arpolith GmbH since 2008; both are start-up companies focusing on the development of new and innovative technologies in the water and energy efficiency sectors. Mr Iding has wide international experience gained through his work for the two companies and in his previous role as Chief Executive Officer of the Sefinor Group – a group of companies based in the UK, Germany, Switzerland and elsewhere specialising in landmine and unexploded ordnance clearance and risk management. Mr Iding oversaw the group’s operations in Iraq, Afghanistan, Mozambique, Angola, Somalia, Kuwait, Cambodia, Bosnia, Kosovo, Russia, Vietnam, the US, UK and other countries. Between 2000 and 2007 Mr Iding also acted as Managing Director of Volme-Draht GmbH, a German company of around 55 employees engaged in specialist treatment of steel wire for clients in the European automotive and other industries.

On September 1, 2009, the Company issued to Mr. Iding an option to purchase up to 5,000,000 shares of the Company’s common stock at a price of EUR 0.05 per share for a period expiring August 30, 2012. The Company and Mr. Iding also entered into a management services agreement whereby the Company agreed to pay to Mr. Iding a management services fee of $9,000 US per month. In addition, Mr. Iding will be entitled to an annual bonus equal to 2% of the amount, if any, by which, the Company’s annual net income before taxes exceeds $1,000,000 US and options to purchase 200,000 shares of the Company’s common stock at an exercise price equal to 80% of the market price for the Company’s common stock, determined as of the grant date.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(c)        Exhibits

Exhibit Number	Description of Exhibit

10.1	Non-Qualified Stock Option Agreement between Aqua Society, Inc. and Frank Iding dated effective as of September 1, 2009.

10.2	Management Consulting Services Agreement between Aqua Society, Inc. and Frank Iding dated effective as of September 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA SOCIETY, INC.
Date: September 2, 2009
	By:	/s/ Hubert Hamm
HUBERT HAMM
Chief Executive Officer, President and
Secretary